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                                                                    Exhibit 99.1


                                    AGREEMENT

This agreement, effective October 7, 2002 by and between Save the World Air, Inc. and RAND, witnesseth that, in consideration of the services mutually to be rendered herein, SAVE THE WORLD AIR, INC. and RAND so mutually agree as follows:

WORK SCOPE:

RAND will use its best efforts in performance of the attached scope of work (Exhibit A).

TERM: The term of this Agreement will run from 12/1/02 to 3/31/03.

INDEPENDENT CONTRACTOR:

RAND is entering into, and shall perform the work called for under this agreement, as an independent contractor and not as an employee of Save the World Air, Inc.. This agreement does not create or constitute a joint venture, agency, partnership or other similar relationship between the parties.

PROGRAM DELIVERABLES:

RAND will provide Save the World Air, Inc. with deliverables as outlined in Exhibit A. RAND will be solely responsible for its findings and conclusions in all materials provided by RAND in the course of this project.

PUBLICATIONS:

It is an intention of this Agreement that publication of the results of the policy and analytical research supported herein may be made available to the public. These publications, including derivative works from the final deliverables, will be copyrighted in RAND's name. RAND will acknowledge Save the World Air, Inc. sponsorship in all publications resulting from this Agreement and will provide Save the World Air, Inc. with a copy of each proposed publication. Save the World Air, Inc. will review all documents within three (3) weeks of receipt. RAND will be free to proceed with publication after the three
(3) week period whether or not any comments have been received from Save the World Air, Inc. However, if comments are received, they will be considered by RAND prior to publication.

USE OF NAMES:

RAND and Save the World Air, Inc. will obtain prior written permission from each other before using the name, symbols, and/or marks of the other in any form of publicity in connection with this agreement or the services provided hereunder. This shall not include legally required disclosure by RAND or Save the World Air, Inc. that identifies the existence of this agreement.

Save the World Air, Inc. will not use, nor authorize others to use, the name, symbols, and/or marks of RAND in any advertising or publicity material or make any form of representation or statement in relation to this Agreement or any work product produced in accordance with this Agreement which would constitute an express or implied
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endorsement by RAND of any commercial product or service without prior written approval from RAND.

TERMINATION:

Either party may terminate this agreement by providing the other with sixty (60) days written notice. In the event that either party hereto shall commit any breach or default of any of the terms or conditions of this Agreement, and also fail to remedy such default or breach within sixty (60) days after receipt of written notice thereof, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this agreement by sending notice of termination in writing to the other party to such effect, and such termination shall be effective as of the date of the receipt of such notice. RAND will be reimbursed for all costs and non-cancelable commitments incurred in connection with RAND's services performed in accordance with this Agreement to and including the effective date of termination, including but not limited to costs incurred in transition between Tasks described in Attachment A and costs incurred in winding down any Tasks described in Attachment A regardless of whether such Task had been completed.

PROPIETARY INFORMATION:

During the course of conducting the work in accordance with this agreement, Save the World Air, Inc. may provide RAND with proprietary information regarding Save the World Air, Inc.'s research and development and product design. This information may take various forms including written, designs and drawings, and oral. This information will be clearly designated as "proprietary." RAND agrees not to disclose any such confidential information for as long as it remains unpublished unless such information: (a) was in the public domain at the time it was disclosed to RAND; (b) entered the public domain subsequent to the time it was disclosed to RAND through no fault of RAND; (c) was in RAND's possession free of any obligation of confidence at the time it was disclosed to RAND; (d) was rightfully communicated to RAND free of any obligation of confidence subsequent to the time it was disclosed to RAND; or (e) was disclosed by Save the World Air, Inc. to a third party without any confidentiality restrictions.

In addition, RAND may disclose certain proprietary information, without violating the obligations of this Agreement, to the extent the disclosure is required by an order of a court or other governmental body having jurisdiction, provided that RAND provides Save the World Air, Inc. with reasonable prior written notice of such disclosure in order to permit Save the World Air, Inc. to seek confidential treatment of or a protective restricting disclosure or use of such information, and cooperates with Save the World Air, Inc. in such efforts.

SUBCONTRACTS

If RAND deems that the experience or qualifications of third-party experts is necessary for the work called for under this Agreement, RAND reserves the right, in its sole discretion, to subcontract such work to third parties selected by RAND.
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LIMITATION OF LIABILITY; INDEMNIFICATION.

In no event will RAND or any of its employees or agents be liable under or in connection with this Agreement or in connection with any services provided or work product produced under this Agreement for any damages, including, but not limited to, indirect, incidental, special or consequential damages, including loss of profits, revenue, data or use, incurred by Save the World Air, Inc., or any third party, whether in any action in contract or tort or based on a warranty, including damages or losses arising out of, connected with or resulting from the provision of the services under this Agreement, except to the extent such damages are due to the gross negligence, bad faith or willful misconduct of RAND.

Should RAND become the subject of any third-party claim or incur any liability or expense in connection with the performance of the services, Save the World Air, Inc., shall be obligated to defend against such claim with counsel reasonably acceptable to RAND and shall indemnify and hold harmless RAND from any such claim, liability or expense, except to the extent such claim, liability or expense is due to the gross negligence, bad faith or willful misconduct of RAND. At its election, RAND may retain its own counsel to participate in the defense, and the fees and expenses of such counsel shall be paid by Save the World Air, Inc., if representation of RAND by the counsel retained by Save the World Air, Inc. would be inappropriate due to actual or potential differing interests between RAND and any other party represented by such counsel in such proceeding. Any settlement negotiated by Save the World Air, Inc. and its counsel shall be subject to the prior written approval of RAND.

PAYMENT SCHEDULE:

Payment by Save the World Air, Inc. to RAND for the work supported by this Agreement will be paid in accordance with the following payment schedule. If the timeline specified below changes due to, among other things, availability of information, availability of testing facilities and length of time for completion, RAND and Save the World Air, Inc. shall discuss such changes and mutually agree on a revised timeline. Any modifications to costs and fees outlined below shall require a written instrument, signed by both parties to this Agreement. All references to "Tasks" or "Task" below refer to, and are qualified in their entirety by, the descriptions on Attachment A hereto. Total cost for the contract is $220,000 to be allocated as follows:

1. $100,000 upon signing of agreement by both parties.

2. Beginning January 15, 2003, $40,000 per month for three (3) months upon presentation of monthly invoices.

ENTIRE AGREEMENT

This Agreement constitutes the complete, final and exclusive embodiment of the agreement between Save the World Air, Inc. and RAND with regard to the subject matter hereof. It is entered into without reliance on any promise, warranty or representation,
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written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a written agreement signed by authorized personnel of both Save the World Air, Inc. and RAND. This Agreement will bind and inure to the benefit of the successors and assigns of the parties hereto. The failure to enforce any right or remedy resulting from any breach of this Agreement will not be deemed to be a waiver of any other or subsequent breach. For purposes of construing this Agreement, no ambiguities will be construed against either party as the drafter. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, such determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible. This Agreement will be construed and enforced in accordance with the laws of the State of California as applied to contracts between California residents made and to be performed entirely within California. This Agreement may be executed in counterparts or with facsimile signatures, which will be deemed equivalent to originals.

IN WITNESS WHEREOF, Save the World Air, Inc. and RAND have executed this contract as of the date signed below.

Agreed and Accepted:

SAVE THE WORLD AIR, INC.                         RAND

By:  /s/ Edward G. Masry                     By:  /s/ Joanne B. Shelby
    -------------------------------              -------------------------------
Title:  President, C.E.O.                    Title:
       ----------------------------                 ----------------------------
Date:  December 13, 2002                     Date:  10/28/2002
      -----------------------------                -----------------------------

                                                          Joanne B. Shelby
                                                      Director of Contract and
                                                           Grant Services
                                                                RAND
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                                  ATTACHMENT A

TASK 1: REVIEWING THE TECHNICAL CAPABILITIES OF THE DEVICE FOR REDUCING EMISSIONS AND SAVING FUEL AS DESCRIBED IN PATENT APPLICATION NUMBER PCT/AU01/00585

RAND will perform the following steps:

      -  Review patent information
      - Review technical and theoretical literature related to the basis of the device
      - Talk with and, in RAND's sole discretion, subcontract to automotive experts to ascertain past and existing efforts in developing technologies, theoretical bases, and discuss concerns that would exist about the impact of this, similar and other types of devices on engine and driving performance, including fuel economy, emissions, drivability and reliability
      - Discuss with the technology developers and other experts on how this approach can be used on older vehicles with carburetors, older generations of fuel injectors and latest advances in fuel and direct injection engines
      - Talk with experts about the potential for use of this technology in small and large trucks
      -  Estimate the market penetration needed to yield significant benefits

Deliverable: Project memorandum summarizing the technical basis for this device based on discussions and literature review and where possible outlining where gaps in the devices capability might be. RAND will not take a position on whether this device will likely work, but will report on findings from literature and discussions with experts.

TASK 2: ASSESSMENT AND REVIEW OF OPTIONS FOR REDUCING TAILPIPE EMISSIONS

RAND will provide an overview of critical transportation issues that relate to the reduction of emissions and improvement in efficiency. RAND will look at other methods of achieving similar results, reviewing the state-of-the-art technologies being developed to meet these regulations. Following on the recent workshop at UC Riverside, RAND will look at the capabilities of the next generation of internal combustion engines and hybrids, what they likely will achieve and at what cost. Through RAND'S own research and, in RAND's sole discretion, the research of subcontractors and through discussions and interviews with experts, RAND will review existing and emerging technologies in particular looking at:

      -  Options for reducing emissions in new and existing vehicles
      -  Emission reduction potential of alternatives
      -  Cost expectations of the alternatives

Deliverable: RAND published research paper on critical issues, technologies and options for reducing emissions from transportation.